UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement;

Item 1.03.	Bankruptcy or Receivership.

As previously reported, on May 31, 2009, Caraustar Industries, Inc. (“Caraustar” or the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). These chapter 11 cases are being jointly administered under the caption “In re: Caraustar Industries, Inc., et al., Chapter 11 Case Nos.: 09-73830, 09-73835 through 09-73837, 09-73839 through 09-73841, 09-73843 through 09-73851, 09-73853 through 09-73855” (the “Chapter 11 Case”). The Debtors operated their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court during the pendency of the proceedings.

On August 4, 2009 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Amended Joint Plan of Reorganization dated June 30, 2009, as supplemented by the Plan Supplement dated and filed July 17, 2009, and the Annex to the Plan Supplement dated and filed July 29, 2009 (as so modified and supplemented, the “Plan”). Effective August 20, 2009 (the “Effective Date”) all conditions to consummation of the Plan were satisfied or waived in accordance with the Plan, and the Plan became effective under the Bankruptcy Code. As of the Effective Date, Caraustar emerged from chapter 11 (“Reorganized Caraustar”). On August 20, 2009, Reorganized Caraustar issued a press release announcing that the Plan became effective under chapter 11 of the Bankruptcy Code on the Effective Date. A copy of the press release is attached hereto as Exhibit 99.1.

On the Effective Date, Reorganized Caraustar reincorporated as a Delaware corporation by means of a merger of Caraustar (“Caraustar NC”) with and into a wholly-owned Delaware subsidiary of Caraustar (“Caraustar Delaware”). In accordance with the Plan, Caraustar Delaware and Caraustar NC entered into an agreement and plan of merger, providing for Caraustar to merge with and into Caraustar Delaware on the Effective Date, so that Caraustar NC’s separate corporate existence ceased and Caraustar Delaware was the surviving corporation. On the Effective Date, Caraustar Delaware filed a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of North Carolina, thus consummating the merger of Caraustar NC into Caraustar Delaware, and all capital stock of Caraustar Delaware owned by Caraustar NC was cancelled.

Upon emergence from chapter 11, Reorganized Caraustar and the other reorganized Debtors (together with Reorganized Caraustar, the “Reorganized Debtors”), among other things, entered into the New Indenture, the Exit Facility Credit Agreement, the Stockholders’ Agreement and certain other agreements, as discussed below.

The summaries of certain agreement and the descriptions of terms of the Plan included in this Form 8-K only highlight certain of the substantive provisions of such agreements and the Plan and are not intended to be a complete description of, or a substitute for a full and complete reading of, such agreements and the Plan. This summary is qualified in its entirety by reference to the full text of such agreements and the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the respective agreement or the Plan.

New Secured Notes Indenture

As of the Effective Date, each Holder of an Allowed Senior Notes Claim is entitled to receive, in partial consideration of the cancellation of its Senior Notes Claim, its Pro Rata share of the New Secured Notes. In order to facilitate such distribution, all relevant parties executed, delivered and/or issued the New Secured Notes Indenture appointing Wilmington Trust FSB as the indenture trustee (the “New Indenture”) and executed the New Secured Notes Documents, including, without limitation, the New Secured Notes. Upon execution, issuance and delivery of the New Secured Notes Documents and perfection of the liens on the collateral for the New Secured Notes, as created pursuant to the New Secured Notes Documents, and as provided therein, the Senior Notes Documents, including, without limitation, the Senior Notes, will be deemed terminated and/or cancelled. The New Secured Notes shall not be registered under the Securities Act of 1933, as amended.

The New Secured Notes will have an aggregate initial principal amount of $85 million and a maturity date of August 15, 2014. The Notes will be secured by a first priority lien on all assets of the Company and its subsidiaries, including, without limitation, (a) a pledge of (x) 100% of the stock of all of the Company’s present and future domestic subsidiaries and (y) 65% of the stock of each of the Company’s foreign subsidiaries and (b) all accounts receivable, inventory, general intangibles and equipment, subject to (i) a senior lien on accounts receivable and inventory and all proceeds thereof in favor of the Exit Facility lenders described below, (ii) a senior lien on certain equipment securing Industrial Revenue Bonds and (iii) certain other Permitted liens. The New Secured Notes will be guaranteed on a senior secured basis by all of the Company’s present and future wholly owned domestic subsidiaries, other than any such future subsidiary designated an “Unrestricted Subsidiary” by the Company (the “Guarantors”).

The New Secured Notes will bear interest at (i) 10% in cash, or (ii) 15% in payment in kind, at the option of the Company, payable semi-annually in arrears.

The New Secured Notes are redeemable, in whole or in part, at any time at the Company’s option at a redemption price initially equal to 103% of the aggregate principal amount of the New Secured Notes redeemed, declining to 102% in the second year, 101% in the third year and 100% thereafter (plus accrued and unpaid interest, if any, to the date of redemption). Upon a Change of Control (as defined in the New Indenture), the Company will be required to make an offer to purchase all the New Secured Notes at 101% of the aggregate principal amount of

New Secured Notes repurchased (plus accrued and unpaid interest, if any, to the date of purchase). On the later of December 31, 2009, all Available Cash (as defined in the New Indenture) in excess of $10 million, shall be used to redeem outstanding New Secured Notes at a redemption price of 100% of the aggregate principal amount of New Secured Notes redeemed plus accrued and unpaid interest to the date of redemption. Not later than February 15 and August 15 of each year, commencing on August 15, 2010, 75% of Excess Cash Flow (as defined in the New Indenture) generated during the six-month period ended on the most recent December 31 or June 30, as applicable, which was not used to reduce amounts outstanding under the Exit Credit Facility shall be applied to redeem outstanding New Secured Notes at a redemption price of 100% of the aggregate principal amount of New Secured Notes redeemed plus accrued and unpaid interest to the date of redemption.

The New Indenture contains representations and warranties, financial and collateral reporting requirements, affirmative and negative covenants, mandatory prepayment events and events of default customary for similar financings.

The description of the New Indenture and the New Secured Notes set forth above is qualified in its entirety by reference to the actual terms of the New Indenture and the New Secured Notes, which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Exit Credit Facility

Effective August 20, 2009, Caraustar Industries, Inc. and all of its direct and indirect domestic subsidiaries, as borrowers (the “Borrowers”), General Electric Capital Corporation, as a lender, Wells Fargo Foothill, LLC and GE Capital, each as a letter of credit issuer, and General Electric Capital Corporation, as administrative agent (in such capacity, the “Administrative Agent”) for itself and each other party that may become a lender thereunder entered into a $75 million revolving credit facility (the “Credit Facility”) pursuant to a Credit Agreement.

The Credit Facility provides up to $75 million in revolving credit, including a sublimit of $22 million for letters of credit. The Credit Facility is subject to a borrowing base limit calculated as the sum of the following: (a) up to 85% of eligible accounts receivable and (b) the lesser of (x) 85% of the net orderly liquidation value of eligible inventory or (y) up to 45% of the book value of eligible inventory, in all cases less all reserves established by the Administrative Agent, including a $10 million availability reserve at all times.

Borrowings under the Credit Facility will bear interest at (i) LIBOR plus a margin of 4.5%, with a LIBOR floor of 2.0%, or (ii) alternatively at the Index Rate (defined as the highest of (x) the prime rate, (y) the Federal Funds rate plus 0.50%, or (z) the one-month LIBOR rate) plus a margin of 3.5%.

The Credit Facility will mature on June 4, 2012.

The Credit Facility contains representations and warranties, financial and collateral reporting requirements, affirmative and negative covenants, mandatory prepayment events and events of default customary for similar financings.

The description of the Credit Facility set forth above is qualified in its entirety by reference to the actual terms of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Stockholders’ Agreement

Pursuant to the Plan, Reorganized Caraustar entered into a Stockholders’ Agreement dated as of the Effective Date (the “Stockholders’ Agreement”) with each holder of New Common Stock (as defined in Item 3.02 below). Under the Stockholders’ Agreement, among other things, the stockholders have agreed to vote their shares of New Common Stock to elect Michael Keough to the Board of Directors of Reorganized Caraustar, so long as he serves as the chief executive officer. The Stockholders’ Agreement also provides certain tag-along, drag-along, co-sale, board observer, information, key action approval and preemptive rights to the New Common Stock holders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K, relating to the New Indenture and the Exit Credit Facility and its related agreements is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Effective Date, Reorganized Caraustar issued an aggregate of 30,000 shares of new Class A Common Stock (“New Common Stock”). Each holder of a Senior Note will be entitled to receive, in partial consideration of the cancellation of its Senior Notes Claim, its pro rata share of 100% of the New Common Stock issued on the Effective Date. The Amended and Restated Certificate of Incorporation and By laws set forth the rights and preferences under the New Common Stock. The New Common Stock has limited rights of transferability, is not publicly traded and was exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code.

Item 3.03.	Material Modification to Rights of Security Holders.

On the Effective Date, all outstanding shares of Caraustar Common Stock (“Old Common Stock”) were cancelled and extinguished. Pursuant to the terms of the Plan, each holder of Old Common Stock is entitled to receive its pro rata share of $2,900,000 in cash in consideration of the cancellation of its Old Common Stock.

Item 5.01.	Changes in Control of Registrant

The cancellation of the Old Common Stock and the issuance of the New Common Stock to the holders of the Old Senior Notes, as contemplated by the Plan, resulted in a change of control of Reorganized Caraustar as of the Effective Date. As described above, the Plan provided for the cancellation of all of the Company’s outstanding shares of Old Common Stock, and the issuance to the holders of the Old Senior Notes of approximately 30,000 shares of New Common Stock. No additional consideration was paid for the New Common Stock. The recipients of the New Common Stock also entered into the Stockholders’ Agreement described in Item 1.01 above. Accordingly, as of the Effective Date, Reorganized Caraustar believes that Wayzata Investment Partners, which maintained its holdings in the Old Senior Notes in two funds, Wayzata Opportunities Fund Offshore II, L.P. and Wayzata Opportunities Fund II, L.P. (collectively “Wayzata”) owns at least 51.5% of the outstanding shares of New Common Stock, and has certain additional rights pursuant to the Stockholders’ Agreement described in Item 1.01 above and the Amended and Restated Certificate of Incorporation described in Item 5.03 below. The Stockholders’ Agreement and the Amended and Restated Certificate of Incorporation also include terms which could impact future change of control transactions.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, as of the Effective Date, the size of the Board of Directors of Reorganized Caraustar was reduced from nine directors to five, and the following directors have departed the Company’s Board of Directors: Ronald J. Domanico, Charles H. Greiner, Jr.; John T. Heald, Jr.; Daniel P. Casey; Robert J. Clanin; James E. Rogers; L. Celeste Bottorff and Dennis M. Love. Michael Keough will continue to serve as a director, so long as he serves as Caraustar’s chief executive officer, and the following four individuals became members of the Board of Directors of Reorganized Caraustar as designated by the Ad Hoc Committee of Holders pursuant to the Plan: William Murnane, Sarilee K. Norton, James M. Chirico, Jr., and Robert C. Buhrmaster. Under the Stockholders’ Agreement, among other things, the stockholders have agreed to vote their shares of New Common Stock to elect Michael Keough to the Board of Directors of Reorganized Caraustar, so long as he serves as the chief executive officer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, Reorganized Caraustar reincorporated as a Delaware corporation by means of a merger of Caraustar (“Caraustar NC”) with and into a wholly-owned Delaware subsidiary of Caraustar (“Caraustar Delaware”). In accordance with the Plan, Caraustar Delaware and Caraustar NC entered into an agreement and plan of merger, providing for Caraustar to merge with and into Caraustar Delaware on the Effective Date, so that Caraustar NC’s separate corporate existence ceased and Caraustar Delaware was the surviving corporation. On the Effective Date, Caraustar Delaware filed a certificate of ownership and merger with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of North Carolina, thus consummating the merger of Caraustar NC into Caraustar Delaware, and all capital stock of Caraustar Delaware owned by Caraustar NC was cancelled.

Pursuant to the terms of the Plan, in connection with the reincorporation of Reorganized Caraustar into Delaware, Reorganized Caraustar, on the Effective Date, filed an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and amended its Bylaws. The Restated Certificate was made pursuant to Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware and pursuant to the Confirmation Order. Stockholder approval of the Restated Certificate was not required. The Restated Certificate provides that the authorized capital stock of Reorganized Caraustar consists of 130,000 shares, consisting of (i) up to 110,000 shares of Common Stock designated as Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (ii) up to 10,000 shares of Common Stock designated as Class B Common Stock, par value $0.01 per share (“Class B Common Stock”); and (iii) up to 10,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). The Restated Certificate includes a provision prohibiting the issuance of non-voting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. Pursuant to the Restated Certificate, shares of Class B Common Stock are issuable only pursuant to the terms of awards that may be granted under a management equity plan to be adopted by the Board of Directors of Reorganized Caraustar. In the event of the registration of the Class A Common Stock under the Securities Exchange Act of 1934, each outstanding share of Class B Common Stock shall automatically convert to a share of Class A Common Stock. Upon any transfer of shares of Class B Common Stock pursuant to the transfer restrictions in the Restated Articles, each such transferred share will also convert into a share of Class A Common Stock. Shares of Class A Common Stock and Class B Common Stock are subject to restrictions on transfer pursuant to the Restated Certificate. The Restated Certificate also provides certain tag-along, drag-along, co-sale, information, key action approval, related party transaction approval and preemptive rights to the holders of Class A Common Stock. Other than the information rights, the Class B Common Stock, when issued, will not be entitled to such rights. The Restated Certificate authorizes the issuance of the Preferred Stock from time to time in one or more series, authorizing the Board of Directors to fix the number of shares of any series of the Preferred Stock, and to determine the rights, powers (including voting powers, if any), preferences, privileges, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series. The Restated Certificate also includes provisions relating to the limitation of liability of directors of Reorganized Caraustar and the indemnification of directors and officers of Reorganized Caraustar.

Pursuant to the provisions of the Plan, the Bylaws of Reorganized Caraustar were amended and restated in their entirety. The amendments included revisions to provide that holders of at least 20% of the voting power of all shares of common stock entitled to vote may instruct the Secretary of the Company to call a special meeting of stockholders and to reflect the reincorporation to Delaware and the differences between the corporate law of North Carolina and the corporate law of Delaware.

The Amended and Restated Certificate of Incorporation and the amended Bylaws are attached as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to such documents.

Forward Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent company’s expectations, anticipations or beliefs about future events, operating results or financial condition, business plans and industry trends and their potential impact on the company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, but are not limited to, the potential adverse impact of the Chapter 11 proceeding on the company’s liquidity or results of operations, including its relationships with its customers, vendors, employees, and suppliers; the adequacy of the liquidity provided by the company’s new credit facility to fund future capital needs; fluctuations in raw material prices and energy costs; downturns in industrial production, housing and construction and the consumption of durable and nondurable goods; the degree and nature of competition; demand for the company’s products; the degree of success achieved by the company’s new product initiatives; increases in pension and insurance costs; changes in government regulations; the application or interpretation of those regulations or in the systems, personnel, technologies or other resources we devote to compliance with regulations; the impact on the company of its results of operations in recent years and the sufficiency of its financial resources to absorb the impact; and the company’s ability to successfully dispose of its assets held for sale. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities and Exchange Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this document by wire or Internet services.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Reorganized Caraustar, dated August 20, 2009.

3.2	Bylaws of Reorganized Caraustar, as amended through August 20, 2009.

4.1	Stockholders’ Agreement dated as of August 20, 2009, between Reorganized Caraustar and the stockholders named therein.

4.2	Indenture dated as of August 20, 2009, between Reorganized Caraustar and Wilmington Trust FSB, as trustee, relating to the 10% Senior Secured Notes due 2014 of Reorganized Caraustar, including form of the Senior Secured Notes.

10.1	Credit Agreement dated as of August 20, 2009, between the Reorganized Caraustar and certain subsidiaries identified therein, as borrower, certain subsidiaries of the Company identified as guarantors listed therein, and General Electric Capital Corporation as the Administrative Agent regarding the Company’s $75 million senior credit facility.

99.1	Press Release of Caraustar Industries, Inc., dated August 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2009

CARAUSTAR INDUSTRIES, INC.

By:	/S/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.
Amended and Restated Certificate of Incorporation of Reorganized Caraustar, dated August 20, 2009.	3.1

Bylaws of Reorganized Caraustar, as amended through August 20, 2009.	3.2

Stockholders’ Agreement dated as of August 20, 2009, between Reorganized Caraustar and the stockholders named therein.	4.2

Indenture dated as of August 20, 2009, between Reorganized Caraustar and Wilmington Trust FSB, as trustee, relating to the 10% Senior Secured Notes due 2014 of Reorganized Caraustar, including form of the Senior Secured Notes.	4.3

Credit Agreement dated as of August 20, 2009, between the Reorganized Caraustar and certain subsidiaries identified therein, as borrower, certain subsidiaries of the Company identified as guarantors listed therein, and General Electric Capital Corporation as the Administrative Agent regarding the Company’s $75 million senior credit facility.	10.1

Press Release of Caraustar Industries, Inc., dated August 21, 2009.	99.1